UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K/A

(Amendment no. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

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theglobe.com, inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-25053	14-1782422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5949 Sherry Lane, Suite 950

c/o Toombs Hall and Foster

Dallas, Texas 75225

(Address of Principal Executive Offices)

(214) 369-5695

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by thegobe.com, inc, to correct the typographical error of June 29, 2017 to June 29, 2018.

As used in this Current Report, all references to the terms “we”, “us”, “our”, or the “Company” refers to the theglobe.com, inc.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c) & (d)

Effective June 29, 2018, the Board of Directors of the Company (the “Board”) and the majority of stockholders of the Company appointed Mr. Frederick P. Jones as President, Chief Executive Officer, Chief Financial Officer, and Director of the Company at a salary of $1 per year. The Company did not enter into a compensatory or any other agreement with Mr. Jones, although the Company may in the future determine to enter into such arrangement.

Mr. Jones will serve as a director until the next annual meeting of stockholders of the Company and until his successor is duly appointed and qualified or until his earlier death, resignation or removal. Mr. Jones will serve as Chairman of the Audit Committee and Compensation Committee. The following is a brief description of the background and business experience of Mr. Jones:

Fredrick P. Jones, 70, has been involved in energy infrastructure, real estate, and oil and gas businesses for approximately 40 years. Mr. Jones was one of the early investors in U.S. shale gas. For approximately the past five (5) years, Mr. Jones has served as the Chief Executive Officer of Fairwood Peninsula Energy Corporation (“Fairwood”), a midstream liquefied natural gas company. Fairwood is the parent entity of our controlling stockholder, Delfin Midstream, Inc. (“Delfin”). Mr. Jones was a founder of Delfin, and is currently a Delfin stockholder. Throughout his 40 years of experience in the energy industry Mr. Jones has developed projects and businesses in LPG marketing, coal bed methane extraction, hydroelectric power, and natural gas. He has led numerous ventures with various public and private entities throughout the world. He was also a founder shareholder in Marc Rich + Co A.G. (now known as Glencore Plc).

Mr. Jones’ principal business address is c/o Fairwood Peninsula Energy Corporation, 5949 Sherry Lane, Suite 950, Dallas, TX 75225

Effective June 29, 2018, Mr. William R. Nichols resigned from his positions of President, Chief Executive Officer, Chief Financial Officer, Director, and any other directorships, offices or other positions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THEGLOBE.COM, INC.

By:	/s/ Frederick P. Jones
Name:	Frederick P. Jones
Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Date: July 6, 2018